Exhibit 10.1

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Commission. Confidential Treatment Requested Under

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CONFIDENTIAL SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (the “Agreement”) is entered into this 18th day of April 2018 (the “Effective Date”) by and among Alnylam Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 300 Third Street, Cambridge, MA 02142 (“Alnylam”), and Dicerna Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 87 Cambridgepark Drive, Cambridge, MA 02140 (“Dicerna”). Each of Alnylam and Dicerna shall be considered a “Party,” and collectively they shall be considered the “Parties.”

WHEREAS, on or about June 10, 2015, Alnylam filed a lawsuit in the Massachusetts Superior Court for Middlesex County, Alnylam Pharmaceuticals, Inc. v. Dicerna Pharmaceuticals, Inc., No. 15-4126 (the “State Court Action”), asserting claims against Dicerna for misappropriation of confidential information and trade secrets in violation of common law and Mass. Gen. Laws Ch. 93, § 42 and 42A, breach of contract, conversion of Alnylam property, aiding and abetting misappropriation of trade secrets, unjust enrichment, and violation of Mass. Gen. Laws Ch. 93A;

WHEREAS, on or about July 10, 2015, Dicerna answered Alnylam’s complaint in the State Court Action, denying any and all wrongdoing or liability;

WHEREAS, on or about June 7, 2017, Dicerna moved for leave to amend its answer to Alnylam’s complaint in the State Court Action to add counterclaims against Alnylam;

WHEREAS, on or about August 4, 2017, the Massachusetts Superior Court for Middlesex County granted Dicerna’s motion to amend its answer, and on or about August 7, 2017, Dicerna filed an amended answer which asserted counterclaims against Alnylam for tortious interference with advantageous relations, abuse of process, and violation of Mass. Gen. Laws Ch. 93A;

WHEREAS, on or about September 27, 2017, Alnylam moved to dismiss Dicerna’s counterclaims;

WHEREAS, on or about October 23, 2017, the Massachusetts Superior Court for Middlesex County denied Alnylam’s motion to dismiss Dicerna’s counterclaims;

WHEREAS, on or about November 9, 2017, Alnylam answered Dicerna’s counterclaims in the State Court Action, denying any and all wrongdoing or liability;

WHEREAS, trial in the State Court Action on Alnylam’s claims and Dicerna’s counterclaims is scheduled to begin on April 23, 2018;

WHEREAS, on or about August 8, 2017, Dicerna filed a lawsuit in the United States District Court for the District of Massachusetts, Dicerna Pharmaceuticals, Inc. v. Alnylam

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Pharmaceuticals, Inc., No. 1:17-cv-11466 (the “Federal Court Action”), asserting that Alnylam has prevented Dicerna from developing a treatment for Primary Hyperoxaluria (“PH”);

WHEREAS, on or about October 23, 2017, Alnylam filed a motion to dismiss Dicerna’s complaint in the Federal Court Action;

WHEREAS, on or about November 20, 2017, Dicerna filed an amended complaint in the Federal Court Action;

WHEREAS, on or about December 4, 2017, Alnylam filed a motion to dismiss Dicerna’s amended complaint in the Federal Court Action;

WHEREAS, as of the Effective Date of this Agreement, Alnylam’s motion to dismiss Dicerna’s complaint in the Federal Court Action is pending decision;

WHEREAS, having consulted with competent counsel of their own choosing, the Parties have agreed to a full and final resolution of all claims and counterclaims and defenses thereto that were asserted in the State Court Action or the Federal Court Action, subject to the terms and conditions specified in this Agreement;

NOW AND THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Definitions:

a.[***].

b.“Agreement” shall have the meaning set forth in the Preamble, and shall include, for the avoidance of doubt, all Exhibits attached hereto.

c.[***].

d.[***].

e.[***].

f.“Alnylam” shall mean Alnylam Pharmaceuticals, Inc. and any parent, subsidiary or affiliate thereof.

g.“Alnylam Related Parties” shall mean any partner, collaborator or licensee of Alnylam, including without limitation Sanofi Genzyme, Vir Biotechnology and The Medicines Company.

h.“Alnylam Released Parties” shall have the meaning set forth in section 3.b.

i.[***].

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Commission. Confidential Treatment Requested Under

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j.[***].

k. “Business Day” shall mean a day on which banking institutions in Boston, Massachusetts are open for business.

l.[***].

m.“Common Stock” shall have the meaning set forth in section 4.

n.“Dicerna” shall mean Dicerna Pharmaceuticals, Inc. and any parent, subsidiary or affiliate thereof.

o.“Dicerna Related Parties” shall mean any partner, collaborator or licensee of Dicerna, including without limitation Boehringer-Ingelheim.

p.“Dicerna Released Parties” shall have the meaning set forth in section 3.a.

q.“Dosing” shall mean administering a dose to a human volunteer or patient in a clinical trial.

r.“Effective Date” shall have the meaning set forth in the Preamble.

s.“FDA” shall mean the United States Food and Drug Administration.

t.“Federal Court Action” shall have the meaning set forth in the Preamble.

u. [***].

v. “IND” shall mean an application or comparable document that is submitted to a Regulatory Authority in order to seek authorization to initiate human clinical trials, including, without limitation (a) an Investigational New Drug application or any successor application or procedure filed with the FDA, or any foreign equivalent thereof, and (b) all supplements and amendments that may be filed with respect thereto.

w.[***].

x.“Merck” shall mean Merck & Co., Inc. and Merck Sharp & Dohme Corp.

y.“Merck Patent Rights” shall mean all Patent Rights acquired by Alnylam in the Merck Stock Purchase Agreement.

z.“Merck Stock Purchase Agreement” shall mean the agreement and all schedules and exhibits thereto, by and between Alnylam, Sirna, and Merck, dated January 10, 2014, by which Alnylam acquired certain know-how, trade secrets and Patent Rights from Merck.

aa. “NCBI” shall mean the National Center for Biotechnology Information.

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Commission. Confidential Treatment Requested Under

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bb.“New Transaction” shall mean a transaction with an effective date after the Effective Date of this Agreement.

cc.“Parties” shall have the meaning set forth in the Preamble.

dd.“Party” shall have the meaning set forth in the Preamble.

ee.“Patent Rights” shall mean all United States patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, invalidations, supplementary protection certificates and patents of addition) and United States patent applications (including all provisional applications, continuations, continuations-in-part and divisional applications), and foreign equivalents of any of the foregoing.

ff.[***].

gg.[***].

hh. “R&D” shall mean research and development.

ii.“Regulatory Authority” shall mean the federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing or sale of an investigational therapeutic anywhere in the world.

jj. “Securities Act” shall have the meaning set forth in section 4.b.

kk.“Share Issuance Agreement” shall have the meaning set forth in section 4.

ll.“Sirna” shall mean Sirna Therapeutics, Inc.

mm.“State Court Action” shall have the meaning set forth in the Preamble.

nn.“Target” shall mean (a) a polypeptide or entity comprising a combination of at least one polypeptide and other macromolecules that is a site or potential site of therapeutic intervention by a therapeutic agent; or a nucleic acid which is required for expression of such polypeptide; (b) variants of a polypeptide (including any splice variant thereof), cellular entity or nucleic acid described in clause (a); or (c) a defined non-peptide entity, including a microorganism, virus, bacterium or single cell parasite; provided that the entire genome of a virus shall be regarded as a single Target.

oo.“Third Party Beneficiaries” shall have the meaning set forth in section 13.d.

pp.[***].

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Commission. Confidential Treatment Requested Under

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2.Dismissal of All Disputes with Prejudice:  Simultaneously with the complete execution of this Agreement, the Parties shall direct their respective counsel to execute Stipulations of Dismissal with Prejudice dismissing all claims and counterclaims that were asserted in the State Court Action as well as all claims and counterclaims that were asserted in the Federal Court Action.  The form of the Stipulations of Dismissal with Prejudice shall be as attached hereto as Exhibit A. The plaintiff in each matter shall file the relevant stipulation in the appropriate matter no later than four Business Days after the Effective Date.  Each Party shall bear its own attorneys’ fees and costs, and each Party waives all rights of appeal with respect to the State Court Action and/or the Federal Court Action.

3.Mutual General Releases:  The Parties hereby exchange the following general releases:

a.Alnylam’s Release of Dicerna:  Alnylam, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases and discharges Dicerna and each of its past and present parents, subsidiaries, departments and divisions, and predecessors and successors in interest, and each of the current and former employees, officers, directors, attorneys, and insurers or any of the foregoing (collectively, the “Dicerna Released Parties”), and each of them, jointly and severally, from any and all claims or counterclaims, causes, causes of action, counts, remedies, promises, damages, liabilities, obligations, judgments, suits, demands, actions, costs, expenses, fees, covenants, controversies, and agreements, of whatever kind or nature, anywhere in the world, whether at law, equity, statutory, administrative, arbitration or otherwise, whether known or unknown, foreseen or unforeseen, accrued or unaccrued, suspected or unsuspected, which Alnylam may now have, has ever had, or in the future may have against any and each of the Dicerna Released Parties that are based on any material fact, known or unknown, in existence at any time prior to the Effective Date, including, without limitation, all claims and counterclaims that were or could have been brought in the State Court Action or Federal Court Action, but expressly excluding, notwithstanding the foregoing, any and all claims asserting infringement of, or challenging the validity or enforceability of, any Patent Rights, including but not limited to Merck Patent Rights, whether before a court or any administrative body or patent office anywhere in the world.

Alnylam further agrees that the above release shall extend to any such claims as described above in this section 3 that may be asserted against Dicerna Related Parties, but only to the extent of claims against any of the Dicerna Related Parties arising from such party’s partnership, collaboration, or license with Dicerna.

b.Dicerna’s Release of Alnylam:  Dicerna, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases and discharges Alnylam and each of its past and present parents, subsidiaries, departments and divisions, and predecessors and successors in interest, and each of the current and former employees, officers, directors, attorneys, and insurers or any of the foregoing (collectively, the “Alnylam Released Parties”), and each of them, jointly and severally, from any and all claims or counterclaims, causes, causes of action, counts, remedies, promises, damages, liabilities, obligations, judgments, suits, demands, actions, costs, expenses, fees, covenants, controversies,

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Commission. Confidential Treatment Requested Under

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and agreements, of whatever kind or nature, anywhere in the world, whether at law, equity, statutory, administrative, arbitration or otherwise, whether known or unknown, foreseen or unforeseen, accrued or unaccrued, suspected or unsuspected, which Dicerna may now have, has ever had, or in the future may have against any and each of the Alnylam Released Parties that are based on any material fact, known or unknown, in existence at any time prior to the Effective Date, including, without limitation, all claims and counterclaims that were or could have been brought in the State Court Action or Federal Court Action, but expressly excluding, notwithstanding the foregoing, any and all claims asserting infringement of, or challenging the validity or enforceability of, any Patent Rights, including but not limited to Merck Patent Rights, whether before a court or any administrative body or patent office anywhere in the world.

Dicerna further agrees that the above release shall extend to any such claims as described above in this section 3 that may be asserted against Alnylam Related Parties, but only to the extent of claims against any of the Alnylam Related Parties arising from such party’s partnership, collaboration, or license with Alnylam.

c.Notwithstanding anything herein to the contrary, even if based on any material, known or unknown fact in existence at any time prior to the Effective Date, the general releases and covenants not to sue set forth in this Agreement are not intended to and do not release the Parties from any of their obligations under this Agreement and are not intended to and do not prohibit claims for breach of this Agreement.

d.For clarity and the avoidance of doubt, the aforementioned releases do not include a release of either Party or their respective Related Parties from any and all claims asserting infringement of, or challenging the validity or enforceability of, any Patent Rights, including but not limited to Merck Patent Rights, whether before a court or any administrative body or patent office anywhere in the world.

4.Payment:  In consideration for the releases described in section 3, Dicerna shall pay Alnylam Twenty-Five Million Dollars ($25,000,000.00) in a combination of United States funds and shares of Common Stock of Dicerna (as defined in the Share Issuance Agreement executed herewith (“Share Issuance Agreement”)), as follows:

a.Two Million Dollars in United States funds ($2,000,000.00) paid in cash within fifteen (15) days of the Effective Date.

b.Shares of Dicerna Common Stock with a market value of ten million dollars ($10,000,000.00) based on the volume-weighted average closing price for the Common Stock in the ten (10) trading days prior to the Effective Date, to be issued to Alnylam within fifteen (15) days of the Effective Date, which shares of Dicerna Common Stock shall be issued pursuant to a private placement exempt from registration under Rule 144 of the Securities Act by Alnylam, after expiration of the six month holding period under Rule 144(d), subject to the following restrictions in accordance with the terms of the Share Issuance Agreement:

i.Alnylam agrees to a six month lockup period with respect to the shares issued; and

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ii.Alnylam agrees that, after the six month lockup period, it will dispose of the shares issued in a manner that Alnylam believes in good faith will not unduly harm Dicerna by, specifically, disposing of the shares in orderly transactions in a manner consistent with the volume limitations set forth in Rule 144 under the Securities Act (whether or not such limitations would by their terms apply to such sales).

c.Thirteen Million Dollars in United States funds ($13,000,000.00) paid within four years of the Effective Date, as follows:

i.Dicerna agrees to pay Alnylam ten percent (10%) of any cash consideration Dicerna receives in up-front or first year consideration, including, without limitation, up-front cash, R&D funding, earned or prepaid milestones, earned or prepaid royalties, and premium over fair market value paid on equity purchased from Dicerna, as part of any New Transaction with any partner or collaborator related to GalNAc-conjugated RNAi research and development between the Effective Date and four years from the Effective Date, up to $13,000,000.00.   For clarity and avoidance of doubt, the term New Transaction does not encompass Dicerna’s existing collaboration with Boehringer-Ingelheim, and any cash consideration received by Dicerna from Boehringer-Ingelheim arising from that existing collaboration will not be subject to this section 4.

ii.In the event that Dicerna does not pay Alnylam the full $13,000,000.00 within four years of the Effective Date pursuant to section 4.c.i, Dicerna will pay any remaining amount owed to Alnylam in cash within ten (10) days following the fourth anniversary of the Effective Date.

5.Dicerna’s Development of Oligonucleotide-Based Therapeutics:  In consideration for the releases described in section 3, Dicerna further agrees to the following:

a.Dicerna agrees [***].

b.Dicerna agrees [***].

c.Dicerna agrees [***].

6.Alnylam’s Development of an Oligonucleotide-Based Therapeutic for Treating [***]:  [***], Alnylam agrees to the following:

[***].

7.Covenants Not to Sue:

a.Each Party hereby covenants not to file or assert in any lawsuit, arbitration, or other proceeding of any nature, anywhere in the world, against the other any claims or counterclaims, causes, causes of action, counts, remedies, promises, damages, liabilities, obligations, judgments, suits, demands, actions, costs, expenses, fees, covenants, controversies, and agreements that are within the scope of the releases set forth in section 3

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above, including without limitation, on any matter relating to information (including confidential information and trade secrets) Dicerna received from Merck, directly or indirectly, or from any former Merck employees hired by Dicerna or relating to the claims and counterclaims asserted by Dicerna against Alnylam with respect to its alleged anticompetitive intentions.

b.Alnylam covenants not to file or assert in any lawsuit, arbitration, or other proceeding of any nature, anywhere in the world, against any Dicerna Related Party, any claims or counterclaims, causes, causes of action, counts, remedies, promises, damages, liabilities, obligations, judgments, suits, demands, actions, costs, expenses, fees, covenants, controversies, and agreements that are within the scope of the releases set forth in section 3 above, including without limitation, on any matter relating to information (including confidential information and trade secrets) Dicerna received from Merck, directly or indirectly, or from any former Merck employees hired by Dicerna, but, only to the extent of claims against the Dicerna Related Party arising from its partnership or collaboration with Dicerna.

c.Dicerna covenants not to file or assert in any lawsuit, arbitration, or other proceeding of any nature, anywhere in the world, against any Alnylam Related Party, any claims or counterclaims, causes, causes of action, counts, remedies, promises, damages, liabilities, obligations, judgments, suits, demands, actions, costs, expenses, fees, covenants, controversies, and agreements that are within the scope of the releases set forth in section 3 above, including without limitation, on any matter relating to the claims and counterclaims asserted by Dicerna against Alnylam with respect to its alleged anticompetitive intentions, but, only to the extent of claims against the Alnylam Related Party arising from its partnership or collaboration with Alnylam.

d.For clarity and avoidance of doubt, the covenants in this section 8 shall not prohibit the filing or assertion of any claims for breach of this Agreement or for infringement of, or challenging the validity or enforceability of, any Patent Rights, including without limitation the Merck Patent Rights, whether before a court or any administrative body or patent office or in any arbitration anywhere in the world.

8.Certification:  Within thirty (30) days of the Effective Date, Dicerna shall certify to Alnylam that it has destroyed all copies of any documents that Dicerna obtained in any form from the Merck electronic data room during the Sirna diligence process as well as all copies of any Merck documents taken or received from Merck by the former Merck employees now employed by Dicerna and now in the possession of or under the control of such employees or Dicerna’s counsel, whether in hard copy or electronic form, regardless of where such documents are located, provided, however, that outside counsel may retain a single archival copy of these documents for outside counsel eyes only, and provided further that this certification as it relates to the former Merck employees is limited to Dicerna’s knowledge after due inquiry and use of its best efforts.  Each Party confirms that it will return or destroy materials produced to the other during the State Court Action in accordance with the terms of the Stipulated Protective Order entered in that action.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

9.Public Statements:  Following the complete execution of this Agreement and at a date and time that is agreed to by the Parties in writing, or otherwise is required by law, the Parties may issue mutually agreed upon press releases. They will thereafter make no further public statement about the State Court Action (including the settlement thereof), the Federal Court Action (including the settlement thereof), or the subject matter of those disputes that goes substantially beyond or is substantially inconsistent with the press releases, unless such public statement is reasonably necessary to comply with the request of a governmental authority or a regulatory requirement, including the rules and regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States.

10.Confidentiality:

a.All negotiations, communications, documents, drafts, and other materials and information relating to and in connection with this Agreement, including all of its terms, shall be treated as strictly private and confidential by the Parties and shall not be disclosed to any third party, disseminated to the public, or released to the press; except that: (i) the Parties may disclose a redacted copy of this Agreement to be agreed upon between the Parties promptly following the Effective Date, but only to the extent reasonably necessary to comply with a regulatory requirement, including the rules and regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States; (ii) the Parties may disclose any information if required by a governmental authority or required as a matter of law by judicial or administrative process, subject to the terms of section 11.b; and (iii) either party may disclose a mutually approved redacted copy of this Agreement to third parties with whom the disclosing party is seeking to enter into a partnership, collaboration, licensing, merger or acquisition, joint venture, or financing transaction, with the form of such redacted copy to be agreed upon among the Parties promptly following the Effective Date, so long as such third party agrees in writing to maintain the confidentiality of the redacted Agreement insofar as it includes nonpublic information.

b.If a Party is required by judicial or administrative process or requested by a governmental authority to disclose any information subject to the preceding paragraph, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations.  If any Party intends to challenge or limit disclosure, it shall notify the other Party and promptly take commercially reasonable steps to ask an appropriate judicial or administrative body to preclude or limit disclosure.  No Party may disclose any information about the Agreement until any such motion or challenge is resolved.  Any such information that is disclosed in a judicial or administrative process shall remain otherwise subject to the confidentiality provisions in the preceding paragraph, and the Party disclosing such information shall take all steps reasonably practical, including without limitation seeking an order of confidentiality, to ensure the continued confidential treatment of such information.

11.Non-Disparagement:

a.No Disparagement of Alnylam:  During the period beginning on the Effective Date and ending on the fourth anniversary of the Effective Date neither Dicerna’s

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executive officers nor members of its Board of Directors shall disparage or denigrate Alnylam or Alnylam’s officers, directors, employees, or representatives, and, except as provided in section 10, they shall make no statements concerning the State Court Action or the Federal Court Action or the merits of any claims or issues raised in the State Court Action and Federal Court Action, except as required as a matter of law or by judicial or administrative process or by a regulatory requirement, including the rules and regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States.

b.No Disparagement of Dicerna:   During the period beginning on the Effective Date and ending on the fourth anniversary of the Effective Date neither Alnylam’s executive officers nor members of its Board of Directors shall disparage or denigrate Dicerna or Dicerna’s officers, directors, employees, or representatives and, except as provided in section 10, they shall make no statements concerning the State Court Action or the Federal Court Action or the merits of any claims or issues raised in the State Court Action and Federal Court Action, except as required as a matter of law or by judicial or administrative process or by a regulatory requirement, including the rules and regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States.

c.Notwithstanding the foregoing, if required in any legal proceeding to testify under oath as to subject matter covered by these non-disparagement provisions, then no truthful testimony given under oath in such proceeding shall violate this section 12 and nothing in this section 12 shall compel a person to provide untruthful testimony in any legal proceeding.

12.General Provisions:

a.Knowing and Voluntary Entry into this Agreement:  Each Party agrees that no other Party has made any representation to it of any kind whatsoever, whether oral or in writing, upon which that Party has relied in entering into this Agreement. Each Party further agrees that in entering into this Agreement, it has received independent legal advice from competent counsel of its choosing. Each Party enters into this Agreement of its own volition, without compulsion of any kind, and after a full and fair opportunity to consider this matter with its own legal advisor.

b.No Admissions or Concessions by Virtue of this Agreement:  Each Party to this Agreement acknowledges and agrees that this Agreement is a compromise of claims which the Parties have entered into solely for the purpose of avoiding the burdens, inconvenience, and expense of continuing disputes and litigation. Nothing in this Agreement, or the negotiations that preceded this Agreement, shall be construed to be or deemed an admission or concession by any Party of any liability or wrongdoing, or as an infirmity of any claim or defense. Nor shall it be construed as an admission or concession as to the amount or outcome that any Party could or would have recovered at trial. Neither this Agreement nor anything related to the negotiations that preceded it may be offered against the Alnylam Released Parties or the Dicerna Released Parties in any proceeding, with the sole exception of a proceeding to enforce the terms of this Agreement.

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c.No Prior Assignment of Claims:  Each Party represents and warrants that it has not voluntarily or involuntarily assigned, pledged, liened or otherwise sold or transferred in any manner whatsoever to any other person or entity, either by instrument, in writing or otherwise, any right, action, claim or counterclaim, cause, cause of action, action, count, remedy, promise, damage, liability, debt, due, sums of money, account, reckoning, obligation, judgment, writ of execution, lien, levy, attachment, suit, demand, cost, expense, fee, bond, bill, specialty, covenant, controversy, agreement, set-off, third party action or proceeding of whatever kind or nature, or any portion thereof, to be released under section 3 above.

d.Third Party Beneficiaries:  The Parties acknowledge and agree that this Agreement is made solely for the benefit of the Parties hereto, as well as the non-parties identified in the releases set forth in section 3 and the covenant not to sue set forth in section 8, each of whom are intended third-party beneficiaries to this Agreement (the “Third Party Beneficiaries”). The Parties further acknowledge and agree that the Third Party Beneficiaries have the right to enforce the provisions in this Agreement to the extent necessary to protect any rights granted to them in this Agreement. Except as provided in the preceding two sentences, this Agreement does not create any other rights, claims or benefits inuring to any person or entity that is not a party to this Agreement, nor does it create any other third party beneficiary hereto.

e.No Assignment:  Except in connection with a sale of all or substantially all of its assets or stock, neither Party may assign this Agreement in whole or in part to any party other than a parent or subsidiary of the Party without the prior written consent of the other Party, which consent shall not be unreasonably denied or delayed, and any such attempted assignment without prior written consent shall be deemed null and void.

f.Applicable Law; Venue:  This Agreement shall be governed, interpreted, and enforced according to the laws of the Commonwealth of Massachusetts, without regard to any conflict of law provisions.  The Parties agree that any action brought by either Party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each Party agrees to, and does hereby, submit to the jurisdiction and venue of, the state courts located in Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts.

g.Invalidity:  With the exception of the releases set forth in section 3 and the covenant not to sue set forth in section 8, if any provision, or portion thereof, of this Agreement is held invalid, void, or unenforceable under any applicable statute or rule of law, only that provision, or portion thereof, shall be deemed omitted from this Agreement, and only to the extent to which it is held invalid, and the remainder of the Agreement shall remain in full force and effect.  If any portion of the releases set forth in section 3 or the covenant not to sue set forth in section 8 is deemed invalid, it shall be rewritten to conform to the provisions written in this Agreement to the maximum extent permitted by law. If any other provision is deemed invalid, the parties shall attempt to rewrite such provision to render it valid.

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h.Obligation of Good Faith:  Each Party acknowledges that it has an obligation of good faith and fair dealing under this Agreement, and neither Party shall challenge the validity of any of the provisions herein.

i.Entire Agreement:  This Agreement constitutes the entire agreement and understanding between the Parties relating to the subject matter of this Agreement, and supersedes all previous written or oral representations, agreements, drafts and understandings between the Parties.  Each Party warrants and represents that no representation or statement of any kind whatsoever, other than in the terms and provisions in this Agreement, was made to it that in any way whatsoever induced it to enter this Agreement.

j.Written Modification:  This Agreement may only be varied or modified by a written agreement signed by duly authorized representatives of each of the Parties hereto.

k.Execution in Counterparts:  This Agreement may be executed in counterparts and transmitted by email or facsimile, each of which shall be deemed an original and any set of which, when taken together, shall constitute one and the same instrument and be sufficient proof of the instrument so constituted.

l.Binding Agreement between the Parties:  This Agreement shall be binding on and inure to the benefit of the Parties, their legal representatives, and their successors.

m.Paragraph Headings:  The paragraph headings form no part of this Agreement and may not be used to construe the provisions of this Agreement.

n.Construction of Agreement:  Each Party and its counsel have participated in the drafting of this Agreement. The Agreement shall not be construed for or against any Party as the draftsperson hereof. In addition, as used in this Agreement, (a) words of any gender include all genders; (b) words using the singular or plural number also include the plural or singular number, respectively; and (c) the word “including” shall mean “including, but not limited to.”

o.Authority:  The Parties represent that each person signing this Agreement on behalf of a Party has the full power and authority to enter into the Agreement.

p.Additional Documents:  Each Party agrees to execute any additional documents and to take further action which reasonably may be required to consummate this Agreement and/or otherwise fulfill the intent of the Parties.

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Commission. Confidential Treatment Requested Under

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement under seal as of the Effective Date.

ALNYLAM PHARMACEUTICALS, INC.		DICERNA PHARMACEUTICALS, INC.

By:	/s/ Laurie B. Keating	By:	/s/ Douglas Fambrough
Name:	Laurie B. Keating	Name:	Douglas Fambrough
Title:	SVP, General Counsel	Title:	CEO
Date:	04-18-18	Date:	4-18-2018

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Exhibit A

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, ss.		SUPERIOR COURT DEPARTMENT
Civil Action No. 15-4126-H Specially Assigned to: Honorable Edward P. Leibensperger
ALNYLAM PHARMACEUTICALS, INC., Plaintiff, v. DICERNA PHARMACEUTICALS, INC., Defendant.	) ) ) ) ) ) ) ) ) )

JOINT STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to Massachusetts Rule of Civil Procedure 41(a)(1)(ii), Plaintiff Alnylam Pharmaceuticals, Inc. and Defendant Dicerna Pharmaceuticals, Inc. hereby stipulate that all claims and counterclaims in the above-captioned action be dismissed, with prejudice.  Each party shall bear its own costs, expenses, and attorneys’ fees.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Respectfully submitted,

ALNYLAM PHARMACEUTICALS, INC.

By its attorneys,

__________________________________

Eric J. Marandett (BBO# 561730)

emarandett@choate.com

Paul D. Popeo (BBO# 567727)

ppopeo@choate.com

Matthew S. Barrett (BBO# 673882)

mbarrett@choate.com

Greta A. Fails (BBO# 695483)

gfails@choate.com

Phoebe Fischer-Groban (BBO# 687068)

pfischergroban@choate.com

CHOATE HALL & STEWART LLP

Two International Place

Boston, MA 02110

Tel: 617-248-5000

Fax: 617-248-4000

DICERNA PHARMACEUTICALS, INC.

By its attorneys,

___________________________________

Marjorie S. Cooke (BBO# 097800)

mcooke@ccg-law.com

Barbara Gruenthal (BBO# 544209)

bgruenthal@ccg-law.com

Paula M. Bagger (BBO#547703)

pbagger@ccg-law.com

COOKE CLANCY & GRUENTHAL LLP

One Liberty Square

Boston, MA 02109

Tel: 617-428-6800

Fax: 617-428-6868

Michael R. Gottfried (BBO # 542156)

MRGottfried@duanemorris.com

Vincent L. Capuano (BBO # 568517)

VCapuano@duanemorris.com

Gregory S. Bombard (BBO # 679720)

gbombard@duanemorris.com

DUANE MORRIS LLP

100 High Street, Suite 2400

Boston, MA 02110

Telephone: 857.488.4200

Dated:   April __18, 2018

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

Civil Action No. 1:17-cv-11466-NMG
DICERNA PHARMACEUTICALS, INC., Plaintiff, v. ALNYLAM PHARMACEUTICALS, INC., Defendant.	) ) ) ) )

JOINT STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), Plaintiff Dicerna Pharmaceuticals, Inc. and Defendant Alnylam Pharmaceuticals, Inc. hereby stipulate that all claims and counterclaims in the above-captioned action be dismissed, with prejudice.  Each party shall bear its own costs, expenses, and attorneys’ fees.

Respectfully submitted,

ALNYLAM PHARMACEUTICALS, INC.

By its attorneys,

__________________________________

Eric J. Marandett (BBO# 561730)

emarandett@choate.com

Paul D. Popeo (BBO# 567727)

ppopeo@choate.com

Matthew S. Barrett (BBO# 673882)

mbarrett@choate.com

CHOATE HALL & STEWART LLP

Two International Place

Boston, MA 02110

Tel: 617-248-5000

Fax: 617-248-4000

DICERNA PHARMACEUTICALS, INC.

By its attorneys,

___________________________________

Michael R. Gottfried (BBO # 542156)

MRGottfried@duanemorris.com

Vincent L. Capuano (BBO # 568517)

VCapuano@duanemorris.com

Gregory S. Bombard (BBO # 679720)

gbombard@duanemorris.com

DUANE MORRIS LLP

100 High Street, Suite 2400

Boston, MA 02110

Telephone: 857.488.4200

Dated:   April 18, 2018